Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the registration statements (No. 333-193022, No. 333-202863 and No. 333-250111) on Form S-8 and (No. 333-230785) on Form S-3 of Digital Turbine, Inc. of our report dated August 5, 2021, with respect to the consolidated financial statements of Fyber N.V., which report appears in the Form 8-K/A of Digital Turbine, Inc. dated August 9, 2021.

/s/ Somekh Chaikin
Member Firm of KPMG International
August 9, 2021
Tel Aviv, Israel